EXHIBIT 10.1

SERIES B-2 PREFERRED STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

1.	Purchase and Sale of Preferred Stock	1

1.1	Sale and Issuance of Series B Preferred Stock	1

1.2	Closing; Delivery	1

1.3	Defined Terms Used in this Agreement	2

2.	Representations and Warranties of the Company	3

2.1	Organization, Good Standing, Corporate Power and Qualification	3

2.2	Capitalization	3

2.3	Subsidiaries	4

2.4	Authorization	5

2.5	Valid Issuance of Shares	5

2.6	Governmental Consents and Filings	5

2.7	Litigation	6

2.8	Intellectual Property	6

2.9	Compliance with Other Instruments	6

2.10	Agreements; Actions	6

2.11	Certain Transactions	7

2.12	Tax Returns and Payments	7

2.13	Permits	7

2.14	Disclosure	7

3.	Representations, Warranties and Covenants of the Purchaser	8

3.1	Authorization	8

3.2	Purchase Entirely for Own Account	8

3.3	Disclosure of Information	8

3.4	Restricted Securities; No Public Market	8

3.5	High Degree of Risk; Reliance on Own Advisors	9

3.6	Legends	9

3.7	Accredited Investor	9

3.8	No General Solicitation	9

3.9	Acknowledgment of Plan	10

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TABLE OF CONTENTS
(continued)

Page

4.	Conditions to the Purchaser’s Obligations at Closing	10

4.1	Representations and Warranties	10

4.2	Performance	10

4.3	Qualifications	10

4.4	Registration Rights Agreement	10

4.5	Preemptive Rights	10

5.	Conditions of the Company’s Obligations at Closing	10

5.1	Representations and Warranties	10

5.2	Performance	10

5.3	Qualifications	10

5.4	Registration Rights Agreement	10

6.	Miscellaneous	11

6.1	Survival of Warranties	11

6.2	Successors and Assigns	11

6.3	Governing Law	11

6.4	Counterparts	11

6.5	Titles and Subtitles	11

6.6	Notices	11

6.7	Intentionally Omitted	11

6.8	Intentionally Omitted	11

6.9	Attorneys’ Fees	11

6.10	Amendments and Waivers	12

6.11	Severability	12

6.12	Delays or Omissions	12

6.13	Entire Agreement	12

6.14	Intentionally Omitted	12

6.15	Dispute Resolution	12

6.16	Waiver of Jury Trial	12

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SERIES B-2 PREFERRED STOCK PURCHASE AGREEMENT

This Series B-2 Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of August 11, 2017, by and among LipimetiX Development, Inc., a Delaware corporation (the “Company”), and Capstone Therapeutics Corp., a Delaware corporation (the “Purchaser”).

RECITALS

The Company previously sold to investors 94,537 shares of the Company’s Series B-1 Preferred, par value $0.00001 per share (the “Series B-1 Preferred Stock”).

The Company now desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Series B-2 Preferred Stock, par value $0.00001 per share (the “Series B-2 Preferred Stock” or collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The parties hereby agree as follows:

1.                  Purchase and Sale of Preferred Stock.

1.1              Sale and Issuance of Series B Preferred Stock.

(a)                The Company previously filed with the Secretary of State of the State of Delaware on August 24, 2016 the Amended and Restated Certificate of Incorporation (the “Restated Certificate”).

(b)               Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 93,458 shares of Series B-2 Preferred Stock for an aggregate purchase price of One Million Dollars ($1,000,000). The shares of Series B-2 Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2              Closing; Delivery.

(a)                The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on August 11, 2017, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)               At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased by Purchaser at the Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.

1.3              Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)                “Accounting Services Agreement” means that certain Accounting Services Agreement, effective as of August 3, 2012, as amended from time to time, by and between the Company and Capstone Therapeutics Corp.

(b)               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(c)                “Amended and Restated Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, by and among the Company and the stockholders party thereto.

(d)               “Code” means the Internal Revenue Code of 1986, as amended.

(e)                “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(f)                “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g)               “Key Consultants” means any executive-level employee of Benu BioPharma, Inc., as well as any employee or consultant of Benu BioPharma, Inc. who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property pursuant to the Management Agreement.

(h)               “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the Company’s executive officers.

(i)                 “Management Agreement” means that certain Management Agreement, dated as of August 3, 2012, by and among the Company, Benu BioPharma, Inc. and certain affiliates of Benu BioPharma, Inc., as amended from time to time.

(j)                 “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

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(k)               “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l)                 “Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Company and the stockholders party thereto.

(m)             “Securities” means the Shares and the Common Stock issuable upon the conversion of the Shares.

(n)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)               “Transaction Agreements” means this Agreement, the Amended and Restated Stockholders Agreement, and the Registration Rights Agreement.

2.                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit A to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1              Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2              Capitalization.

(a)                The authorized capital of the Company consists, immediately prior to the Closing, of:

(i)                 3,000,000 shares of Class A-1 and Class A-2 common stock, $.00001 par value per share (the “Common Stock”), 1,120,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

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(ii)               5,000,000 shares of Series A Preferred Stock, $.00001 par value per share (the “Series A Preferred Stock”) of which 3,500,000 shares are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(iii)             350,000 shares of Series B-1 Preferred Stock, $.00001 par value per share, of which 94,537 shares are issued and outstanding immediately prior to the Closing, and 1,200,000 shares of Series B- 2 Preferred Stock, $.00001 par value per share, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. There are outstanding Warrants to purchase an additional 33,088 shares of Series B-1 Preferred Stock at a purchase price of $10.70 per share, subject to adjustment as set forth therein.

(b)               The Company has adopted an equity incentive plan (the “Stock Plan”) and has reserved 71,500 shares of Class A-1 Common Stock, which represented six percent (6%) of the total outstanding shares of Common Stock on a fully diluted basis (prior to issuance of the Series B-1 Preferred Shares), for issuance to officers, directors, employees and consultants of the Company pursuant to the Stock Plan. Concurrent with the Closing, the Company's Board of Directors has approved an increase in the total number of shares of Class A-1 Common Stock available for grant under the Stock Plan from 71,500 to 83,480, which is equal to approximately six percent (6%) of the total outstanding shares of Class A-1 Common Stock on a fully diluted basis after giving effect to the issuance of the Shares, but excluding the shares issuable upon exercise of the Warrants described in Subsection 2.2(a)(iii) of this Agreement.

(c)                Subsection 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Class A-1 Common Stock and Class A-2 Common Stock; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement and the Series B-1 Preferred Stock, (B) the Warrants described in Schedule 2.2(c), (C) the rights provided in the Stockholders Agreement, and (D) the securities and rights described in Subsection 2.2(a)(iii) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

2.3              Subsidiaries. The Company currently owns all of the outstanding equity of LipimetiX Australia Pty Ltd (“LipimetiX Australia”). The Company formed LipimetiX Australia in order to allow the Company to perform clinical trials in Australia and to participate in a program sponsored by the Australian government which may provide reimbursement to the Company of forty-three and one-half percent (43.5%) of allowable expenses incurred by the Company in Australia to perform such clinical trials. Except for LipimetiX Australia, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

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2.4              Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares, as applicable, at the Closing, and to issue the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions contained in the Transaction Agreements may be limited by applicable federal or state securities laws.

2.5              Valid Issuance of Shares.

(a)                The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.

(b)               No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.6              Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

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2.7              Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company; or (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.8              Intellectual Property. The Company possesses certain intellectual rights pursuant to the Exclusive License Agreement, dated August 26, 2011, between The UAB Research Foundation and LipimetiX Development, LLC, as amended and assigned to the Company, governing the license and exploitation of the Licensed Patents, as defined therein, relating to Apolipoprotein E mimetic peptides. The Company has also filed one formulation patent application with the United States Patent and Trademark Office.

2.9              Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) except as described below, under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The Company is past due on its obligations to repay a $1,600,000 loan from Capstone Therapeutics Corp. Capstone Therapeutics Corp. is considering the possible extension of the maturity date for such loan to July 15, 2020, with accruing interest, with a mandatory prepayment under certain circumstances, which loan will be convertible as described in the Disclosure Schedule. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10          Agreements; Actions.

(a)                Except for the Transaction Agreements, the Exclusive License Agreement, the Management Agreement and the Accounting Services Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(b)               The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed other than indebtedness in the aggregate principal amount of approximately $1,600,000 owed to Capstone Therapeutics Corp., or indebtedness incurred in the ordinary course of business, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.9, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)                The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11          Certain Transactions. The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.12          Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.13          Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.14          Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchaser at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.                  Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1              Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Transaction Agreements may be limited by applicable federal or state securities laws.

3.2              Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares, to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3              Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4              Restricted Securities; No Public Market. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares and Common Stock issuable upon conversion of the Shares will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

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3.5              High Degree of Risk; Reliance on Own Advisors. The Purchaser acknowledges that an investment in the Securities involves a high degree of risk and there can be no assurance regarding the current or future economic value of the Securities or the performance of the Company or its business operations.

3.6              Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)                Any legend set forth in, or required by, the other Transaction Agreements.

(b)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares or Warrant Shares represented by the certificate, instrument, or book entry so legended.

3.7              Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8              No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

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3.9              Acknowledgment of Plan. The Purchaser also acknowledges that the Company may increase the number of shares available under the Stock Plan as set forth in the Disclosure Schedule.

4.                  Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before Closing, of each of the following conditions, unless otherwise waived:

4.1              Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2              Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before Closing.

4.3              Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of Closing.

4.4              Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered a Joinder Agreement as to the Registration Rights Agreement.

4.5              Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5.                  Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1              Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2              Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

5.3              Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4              Registration Rights Agreement. The Purchaser shall have executed and delivered the Joinder to the Registration Rights Agreement.

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6.                  Miscellaneous.

6.1              Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3              Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.4              Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6              Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

6.7              Intentionally Omitted.

6.8              Intentionally Omitted.

6.9              Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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6.10          Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.

6.11          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13          Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14          Intentionally Omitted.

6.15          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Arizona and to the jurisdiction of the United States District Court for the District of Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Arizona or the United States District Court for the District of Arizona, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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6.16          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

LIPIMETIX DEVELOPMENT, INC.

By: /s/ Dennis I. Goldberg, Ph.D.

Name: Dennis I. Goldberg, Ph.D.

Title: President and CEO

Address:    5 Commonwealth Rd., Suite 2A

Natick, Massachusetts 01760

Attn: Dennis I. Goldberg, Ph.D.

Email: dgoldberg@lipimetix.com

with a copy to:

Leslie M. Taeger

Senior Vice President &

Chief Financial Officer

Capstone Therapeutics Corp.

1275 W. Washington St., Suite 104

Tempe, AZ 85281

[Signature Page to Stock Purchase Agreement]

PURCHASER:

CAPSTONE THERAPEUTICS CORP.

By: /s/ Leslie M. Taeger

Name: Leslie M. Taeger

Title: Senior Vice President & Chief Financial Officer

Address: 1235 W. Washington Street, #104

Tempe, Arizona 85281

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

DISCLOSURE SCHEDULE

Capstone Revolving Line of Credit

At June 30, 2016, the outstanding balance of the Revolving Line of Credit “(Line”) extended to LipimetiX Development, Inc. (“JV” or “LipimetiX”) by Capstone Therapeutics Corp. was $1,600,000. The Line bears interest at 5% and has been extended to be due and payable no later than July 15, 2020, subject to earlier payment under certain circumstances. The outstanding principal and accrued interest is convertible at the option of the lender at a conversion price equal to the lower of the Series B-1 Conversion Price or the purchase price in the next equity financing of LipimetiX Development, Inc.

Benu BioPharma Management Services Agreement

The JV entered into a Management Services Agreement with Benu BioPharma, Inc. (“Benu”) to manage development activities. Benu is composed of Dennis I. Goldberg, Ph.D., Phillip M. Friden, Ph.D., and Eric M. Morrel, Ph.D.   The current monthly management fee is $80,000. However, no Management fees are due or payable except to the extent funding is available, as unanimously approved by members of the Company's Board of Directors and as reflected in the approved operating budget in effect at that time.  Following the Series B-2 closing, Benu will be paid up to $300,000 as a stated use of Series B-2 proceeds.

Capstone Accounting Services Agreement

The JV entered into an Accounting Services Agreement with Capstone Therapeutics Corp. to manage accounting and administrative functions. The monthly accounting services fee is being increased to $20,000. However, no Accounting Services fees are due or payable except to the extent funding is available, as reflected in the approved operating budget in effect at that time. If LipimetiX closes a financing or significant licensing transaction with net proceeds of Five Million Dollars or more, the LipimetiX will be required to start paying the fee at the rate of $10, 000 per month. If LipimetiX closes a financing or significant licensing transaction with net proceeds of Ten Million Dollars or more, then LipimetiX will be required to start paying the fee at the rate of $20, 000 per month. Any unpaid amounts will continue to accrue, but will be paid in full when a liquidation or change of control event occurs or cumulative financings (post Series B-1) or licensing revenues total Twenty Million Dollars.

LipimetiX Stock Plan

The LipimetiX Stock Plan was approved by the LipimetiX board and a majority of shareholders on June 10, 2016 for the purpose of incentivizing key management, board and consultants who contribute to the success of LipimetiX. On that date, the board authorized a pool of 71,500 common shares (6% of fully-diluted shares outstanding prior to the Series B-1 financing) for potential grant.  At the same meeting, the board granted a total of 67,026 options to Dr. Goldberg, Dr. Friden, Dr. Morell, Dr. Anantharamaiah, Dr. Steer, Dr. Garber, Mr. Taeger and Mr. Holliman, recognizing past and future service to LipimetiX.  The options are priced at 10% of the price per share of the Series B-1 or $1.07 per share and are 50% vested as of grant with remaining vesting on a monthly linear basis over 24 months. Concurrent with the Closing, the Company's Board of Directors has approved an increase in the total number of shares of Class A-1 Common Stock available for grant under the Stock Plan from 71,500 to 83,480, which is equal to approximately six percent (6%) of the total outstanding shares of Class A-1 Common Stock on a fully diluted basis after giving effect to the issuance of the Shares, but excluding the shares issuable upon exercise of the Warrants described in Subsection 2.2(a)(iii) of this Agreement.

Series A Preferred Stock

Concurrently with this transaction, the Amended and Restated Certificate of Incorporation of LipimetiX Development, Inc. is being amended to provide that the Series A Preferred Stock will be convertible at the option of the holder into shares of Class A-1 Common Stock at a Series A Conversion Price equal to the lesser of the Series B-1 Conversion Price or the purchase price in the next equity financing of LipimetiX Development, Inc.

Schedule 2.2(c)

Attached hereto.